UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

LISTING

On June 29, 2018, American Finance Trust, Inc. (the “Company”) announced that its board of directors has approved a plan to list the Company’s common stock on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AFIN.” The Company anticipates the first date that the shares to be listed will be eligible to trade on the Nasdaq to be on or about July 19, 2018 (the “listing date”) although the listing date may change. BMO Capital Markets Corp., which was previously engaged to, among other things, provide advice to the Company related to positioning the Company in the public markets, advised the Company and the Company’s board on the decision to list.

To effect the listing, and to address the potential for selling pressure that may exist at the outset of listing, the Company’s board approved a sequence of corporate actions that will be effected prior to the listing date that will result in 50% of the shares of common stock being listed initially, 25% of the shares being listed within 90 days of the listing date and 25% of the shares being listed within 180 days of the listing date. As a result, all of the shares of common stock will be fully listed within 180 days of the listing date. The Company’s board has specifically authorized the Company to take the following corporate actions (none of which require prior approval or action by the Company’s stockholders pursuant to the Company’s charter, Maryland law or otherwise) between the date of this Current Report on Form 8-K and the listing date:

•	First, file amendments to its charter to effect a 2-to-1 reverse stock split combining every two shares of common stock, par value $0.01 per share, into one share of common stock, par value $0.02 per share, and subsequently reducing the resulting par value of the shares of common stock outstanding after the reverse stock split from $0.02 per share back to $0.01 per share.

•	Second, file an amendment to its charter changing the name of the common stock to the “Class A common stock.”

•	Third, file articles supplementary reclassifying a number of authorized but unissued shares of Class A common stock equal to half of the number of shares of Class A common stock then outstanding (an amount equal to 50% of the number of shares of common stock currently outstanding) into shares of Class B-1 common stock and a number of authorized but unissued shares of Class A common stock equal to half of the number of shares of Class A common stock then outstanding into shares of Class B-2 common stock. The Company will then declare and pay to the holders of the Class A common stock a stock dividend (on a record date to be determined) equal to one-half share of Class B-1 common stock and one-half share of Class B-2 common stock for each share of Class A common stock outstanding. The shares of Class B-1 common stock and Class B-2 common stock will not be listed on Nasdaq. Instead, the shares of Class B-1 common stock and Class B-2 common stock will automatically convert into shares of Class A common stock and thus become listed on the Nasdaq no later than 90 days and 180 days, respectively, from the listing date. Each share of Class B-1 common stock and Class B-2 common stock will otherwise be identical to each share of Class A common stock in all other respects, including the right to vote on matters presented to the Company’s stockholders, and shares of all classes of common stock are expected to receive the same distributions.

•	Prior to the listing, fractional shares of Class A common stock resulting from the reverse stock split will be redeemed for cash in an amount equal to the amount of fractional shares multiplied by the Company’s current estimated per-share net asset value of $23.56. Prior to converting into shares of Class A common stock, fractional shares of Class B-1 common stock and Class B-2 common stock that would otherwise convert into fractional shares of Class A common stock will be redeemed for cash in an amount equal to the number of fractional shares multiplied by the trading price per share of Class A common stock determined at the time of conversion.

The Company does not intend to take the steps necessary to effect these actions until early July 2018. The Company will provide stockholders with further information regarding the listing over the next few weeks. There can be no assurance as to the price at which Class A common stock will trade following the listing. The trading price of Class A common stock will be impacted by a number of factors, many of which are outside the Company’s control, and may fluctuate significantly.

DISTRIBUTION POLICY CHANGES

In connection with the listing, the Company’s board also decided to change the rate at which the Company pays distributions on its common stock from an annualized rate equal to $1.30 per share to an annualized rate equal to $1.10 per share, effective as of July 1, 2018.

The Company will also transition to declaring distributions based on monthly, rather than daily, record dates. These changes will not impact the distributions authorized for the month of June 2018, which the Company expects to pay on or before July 2, 2018 (the “July Distribution Payment Date”), but will impact all subsequent distributions. With respect to distributions to be declared for the months of July and August 2018:

•	The Company’s board authorized, and the Company hereby declares, a daily distribution equal to $0.0030136986 on each share of each class of common stock per day (based on the annualized rate of $1.10 per share) with respect to the period from July 1, 2018 to the day prior to the listing date payable on or before the close of business on August 15, 2018 to stockholders of record at the close of business on each day during the period from July 1, 2018 to the day prior to the listing date (the “July Pre-Listing Distribution”).

•	The Company’s board has authorized, and the Company expects to declare, a prorated monthly distribution based on the annualized rate of $1.10 per share with respect to the period from the listing date to July 31, 2018 on each share of each class of common stock payable on or before the close of business on August 15, 2018 to stockholders of record at the close of business on August 13, 2018 (the “July Post-Listing Distribution”).

•	The Company’s board has authorized, and the Company expects to declare, a full monthly distribution equal to $0.0916667 (based on the annualized rate of $1.10 per share) with respect to August 2018 on each share of each class of common stock payable on or before the close of business on September 17, 2018 to stockholders of record at the close of business on September 13, 2018.

DISTRIBUTION REINVESTMENT PLAN

The Company’s board intends to amend and restate the Company’s distribution reinvestment plan (the “DRIP”) to make certain changes to the DRIP in connection with the listing. To facilitate these amendments, the Company has suspended the DRIP effective immediately. As a result, all distributions to be paid on the July Distribution Payment Date will be paid in cash. A copy of the notice provided to each participant in the DRIP with respect to this suspension is attached hereto as Exhibit 99.1.

The Company expects that the DRIP will be amended and restated effective prior to the listing date so that all distributions payable after the listing date, including the July Pre-Listing Distribution and the July Post-Listing Distribution paid to participants in the DRIP, may be reinvested in shares of Class A common stock at a price that will be based on the trading price of the Class A common stock on the date the distributions are paid.

SRP TERMINATION

In anticipation of the listing, the Company’s board has terminated the Company’s share repurchase program (the “SRP”) in accordance with its terms, effective June 30, 2018. No further repurchases of shares of any class of common stock will be made pursuant to the SRP, including any SRP requests received during the first semester of 2018.

FORWARD-LOOKING STATEMENTS

The foregoing contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts included in this Current Report on Form 8-K, including statements concerning the Company’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, the Company’s results of operations, financial position and the Company’s business outlook, business trends and other information are forward-looking statements. When used in this Current Report on Form 8-K, the words “estimate”, “anticipate”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “seek”, “approximately” or “plan”, or the negative of these words and phrases, or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. Stockholders can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The Company’s expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K. Such risks, uncertainties and other important factors include, among others, the risks and uncertainties described under the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. The Company cautions stockholders not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Notice to Distribution Reinvestment Plan participants dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: June 29, 2018	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chairman, Chief Executive Officer and President